                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                                 Baylake Corp.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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
                                  BAYLAKE CORP.


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 5, 2000




                                                              April 30, 2000



TO THE SHAREHOLDERS OF BAYLAKE CORP.

         NOTICE IS HEREBY GIVEN that the Annual Meeting of the shareholders of Baylake Corp., a Wisconsin corporation and registered bank holding company ("Baylake"), will be held at Baylake Bank Conference Center, 222 North Third Avenue, Sturgeon Bay, Wisconsin on Monday, June 5, 2000, at 7:30 p.m., local time, for the purpose of considering and voting upon the following matters:

         1. ELECTION OF THREE (3) DIRECTORS OF CLASS III, WHOSE TERMS WILL EXPIRE IN 2003;

         2. SUCH OTHER BUSINESS RELATING TO THE FOREGOING AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF;

each matter as set forth in the accompanying PROXY STATEMENT.

         The Baylake Corp. Board of Directors has fixed the close of business on April 21, 2000 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING, WHETHER YOUR HOLDINGS ARE LARGE OR SMALL. IF FOR ANY REASON YOU SHOULD DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED.

                                    STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                                  BAYLAKE CORP.


         This Proxy Statement is being furnished to the shareholders of Baylake Corp. ("Baylake") in connection with the solicitation of proxies on behalf of Baylake's Board of Directors to be voted at the Annual Meeting of Shareholders to be held at 7:30 p.m., local time, on Monday, June 5, 2000, at the Baylake Bank Conference Center, 222 North Third Avenue, Sturgeon Bay, Wisconsin, and at any adjournment thereof (the "Annual Meeting"). This Proxy Statement and the enclosed proxy card are being mailed to the shareholders on or about April 30, 2000.

         At the Annual Meeting, Baylake shareholders will be asked to elect three (3) directors to serve as Class III directors, whose terms as directors will expire in 2003. Presence, in person or by proxy, of the holders of a majority of the outstanding shares of Baylake Common for any matter constitutes a quorum for all matters to be considered at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. The Inspector of Election appointed by the Board of Directors will determine the shares represented at the Annual Meeting and the validity of proxies and ballots, and will count all votes and ballots. The voting requirements and procedures described below are based upon the provisions of the Wisconsin Business Corporation Law, Baylake's charter documents and any other requirements applicable to the matters to be voted upon. Each shareholder of record of Baylake Common at the close of business on April 21, 2000, will be entitled to one vote for each share of Baylake Common registered in such shareholder's name. At that date there were 7,444,274 shares of Baylake Common issued and outstanding, all of which are entitled to vote.

         Shares represented at the Annual Meeting by properly executed proxy will be voted in accordance with the specifications made on the proxy. Unless otherwise directed, proxies will be voted FOR the election of the named individuals in Class III. If any of the nominees would decline or be unable to act, which eventuality is not foreseen, proxies will be voted with discretionary authority for a substitute nominee to be designated by the Board of Directors.

         Directors are elected by a plurality of the votes cast by holders of Baylake Common entitled to vote in the election at a meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the meeting. Therefore, any shares not voted, whether by withheld authority, broker non-vote or otherwise, have no effect in the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes.

         Any shareholder submitting a proxy has the right to revoke the proxy at any time before it is voted by giving written notice to the secretary of Baylake, by giving oral notice to the presiding officer during the Annual Meeting that the shareholder intends to vote in person, or by submitting a subsequently dated proxy. Attendance by a shareholder at the Annual Meeting will not in and of itself constitute revocation of a proxy.

         The expense of preparing, printing and mailing this Proxy Statement and the solicitation of proxies will be borne by Baylake. In addition to solicitation by mail, directors, officers and employees of Baylake may solicit proxies by telephone, facsimile transmission or personal contact, but will receive no additional compensation for such services.

         Baylake shareholders of record or beneficially on April 21, 2000, may obtain a copy (without exhibits) of Baylake's (i) Annual Report on Form 10-K, as amended, for the year ended December 31, 1999, and (ii) Quarterly Report on Form 10-Q, for the three months ended March 31, 2000, without charge, upon the written request of such person to: Steven Jennerjohn, Chief Financial Officer, Baylake Corp., 217 N. Fourth Avenue, P.O. Box 9, Sturgeon Bay, WI 54235.

                 MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

            THE BOARD OF DIRECTORS OF BAYLAKE UNANIMOUSLY RECOMMENDS:

            a vote FOR each of the nominees for Class III director,

          AS THE BOARD BELIEVES SUCH ACTION TO BE IN THE BEST INTERESTS
                         OF BAYLAKE AND ITS SHAREHOLDERS

Election of Directors

         The Bylaws of Baylake provide for classification of the Board of Directors into three classes as nearly equal in number as practicable, each to serve staggered three-year terms, with the term of one class expiring each year. The Bylaws also provide that the Board may consist of not less than five (5) nor more than seventeen (17) directors as shall be determined from year to year by the shareholders. The Board of Directors currently consists of twelve (12) directors, including four (4) Class I directors, whose terms expire in 2001, four (4) Class II directors whose terms expire in 2002, and four (4) Class III directors whose terms expire in 2000. The Board of Directors has nominated three
(3) individuals named below for election as directors of Class III, to serve for terms expiring at the 2003 Annual Meeting of Shareholders and upon the election of their successors. All of the nominees are currently directors of Baylake.

         The following also sets forth information as to current directors of Baylake who will serve as directors for the indicated terms. Except as otherwise indicated, each of the directors has been employed in such director's current occupation for at least five years. All of the directors of Baylake also serve as directors of Baylake Bank.

NOMINEES FOR ELECTION AS CLASS III DIRECTORS FOR TERM EXPIRING IN 2003:

                                            PRINCIPAL OCCUPATION AND                     DIRECTOR
         NAME AND AGE                         BUSINESS EXPERIENCE                         SINCE
         ------------                       ------------------------                     --------
         Ronald D. Berg (65)                Retired; formerly, Senior Vice President of   1979
         (1)(3)                             Baylake Bank

         Richard A. Braun (57)              Executive Vice President and Vice Chairman    1994
         (1)(4)(5)                          of Baylake; previously President of Baylake
         Ex officio:(2)                     Bank - Kewaunee and President of
                                            Kewaunee County Banc-Shares, Inc.

         Ruth Nelson (65)                   General Manager of Ephraim Shores             1983
         (1)(5)                             (motel and restaurant)

CONTINUING CLASS I DIRECTORS WHOSE TERM EXPIRES IN 2001:

                                            PRINCIPAL OCCUPATION AND                     DIRECTOR
         NAME AND AGE                         BUSINESS EXPERIENCE                         SINCE
         ------------                       ------------------------                     --------
         John W. Bunda (65)                 Retired Retailer                              1972
         (3)

         L. George Evenson (71)             Dairy Farmer                                  1978
         (1)(2)(4)

         Thomas L. Herlache (57)            President, Chief Executive Officer and;       1970
         (1)(2)(4)                          Chairman of Baylake; President, Chief
         Ex officio:(3)(5)                      Executive Officer, Chairman and
                                            Trust Officer of Baylake Bank

         Paul Jay Sturm (49)                Of Counsel Omholt & Forsythe                 1998
         (4)(5)                             Attorney at Law

CONTINUING CLASS II DIRECTORS WHOSE TERM EXPIRES IN 2002:

                                            PRINCIPAL OCCUPATION AND                     DIRECTOR
         NAME AND AGE                         BUSINESS EXPERIENCE                         SINCE
         ------------                       ------------------------                     --------
         John D. Collins (69)               Owner of C&S Manufacturing                    1979
         (2)                                (metal production)

         George Delveaux, Jr. (57)          Dairy Farmer                                  1981
         (3)

         Glenn Miller (69)                  Retired; formerly Vice President of           1983
         (2)                                Sturgeon Bay Yacht Harbor and Co-Owner
                                            of Ephraim Yacht Harbor

         Joseph Morgan (57)                 President of Mary Morgan, Inc. (printing)     1995
         (4)(5)

(1) Member of the Executive Committee, which reviews the financial, administrative and regulatory, activities of Baylake and Baylake Bank. It is authorized by the Board of Directors to act on its behalf on any matter permitted by law. This committee generally meets on a weekly basis (except for the third Tuesday of each month), and held 29 meetings during 1999.

(2) Member of the Director Loan Committee which reviews certain loan transactions of Baylake Bank. This committee meets on a weekly basis and held 52 meetings during 1999.

(3) Member of the Audit and Legal Committee which reviews financial and legal matters of Baylake and held 12 meetings in 1999.

(4) Member of the Personnel and Compensation Committee, which reviews the personnel policies and annual compensation levels of Baylake Bank. Officers and employees of Baylake receive no separate compensation, as all compensation is paid by Baylake Bank. This committee held 1 meeting during 1999.

(5) Member of the Special Services Committee, which reviews the function and administration of the trust and financial services departments of Baylake Bank and Baylake's non-bank subsidiaries. This committee meets on a monthly basis and held 12 meetings during 1999.

         Each member of the Board of Directors attended at least 75% of the meetings of the Board of Directors and of all committees on which such directors served during 1999 except that Glen Miller attended 58% of board meetings and 52% of Director Loan Committee meetings.

Ownership of Baylake Common

         The table below sets forth information regarding the beneficial ownership of Baylake Common as of April 21, 2000 by each director and nominee for director (including the named executive officer in the Summary Compensation Table below) and by all executive officers and directors of Baylake and its subsidiaries as a group. Such information, including addresses, is also given for all persons who are known to Baylake to beneficially own more than 5% of the outstanding shares of Baylake Common as of such date.

         Name (1)                            Number of Shares    Percent
         --------                            ----------------    -------

         Thomas L. Herlache                      112,549          1.51%

         Ronald D. Berg                            12,622          *

         Marie Bertschinger                       161,074         2.16%

         Richard A. Braun                          83,000(2)      1.11%

         John W. Bunda                              5,556          *

         John D. Collins                           68,169          *

         George Delveaux, Jr.                       1,532          *

         L. George Evenson                          6,568          *

         Glenn Miller                              11,368          *

         Joseph Morgan                             14,580          *

         Ruth Nelson                              114,564         1.53%

         Paul Jay Sturm                            15,000          *

         All executive officers and directors     665,997 (2)     8.95%
           as a group (21 persons)

         Ellsworth L. Peterson                    580,270         7.79%
           55 Utopia Circle
           Sturgeon Bay, WI  54235

         Oliver Ulvilden                          412,843         5.55%
           P.O. Box 189
           Ephraim, WI  54211

         ----------
         * Less than 1%

         (1) For all listed persons, the number includes shares held by, jointly with, or in trust for the benefit of, spouse and dependent children. Shares are reported in such cases on the presumption that the individual may share voting and/or investment power because of the family relationship.

         (2) In addition, there are also options to purchase 11,100 shares exercisable currently or within 60 days of the date hereof.

         (3) In addition, there are also options to purchase aggregate of 394,840 shares exercisable currently or within 60 days of the date hereof.

Directors' Fees and Benefits

         Directors of Baylake or Baylake Bank are paid $250 for each general board meeting attended, and $200 for each board meeting which is not attended. Members of any of the identified committees also receive $250 for each committee meeting attended.

         Baylake also has deferred compensation agreements with certain of its directors, including Marie Bertschinger, John W. Bunda, George Delveaux, Jr., L. George Evenson, and Ruth Nelson. Under these agreements, participating directors may elect to defer their annual directors' fees until retirement, termination, death or disability, at which time the deferred amount, including any income or gains thereon, are payable in a lump sum or in annual installments. At death, all sums held in the account of a participating director are payable to designated beneficiaries. Although Baylake maintains policies of insurance to support payments under these agreements, participating directors have no interest in such policies or any benefits accruing under such policies.

Executive Compensation

         Compensation Summary. The following table summarizes certain information for each of the last three years concerning all compensation awarded or paid to or earned by the Chief Executive Officer of Baylake and the other most highly compensated officers of Baylake Bank.

                           SUMMARY COMPENSATION TABLE
                             ANNUAL COMPENSATION(6)

                                                                   Options/     All other
Name and Principal                     Salary           Bonus        SARs     Compensation
   Position                 Year       ($)(1)          ($)(2)       (#)(3)       ($)(4)
------------------          ----       ------          ------       ------       ------
Thomas L. Herlache          1999      298,533(5)       98,000       12,000       18,000
  President and Chief       1998      283,413(5)       80,800       12,000       14,000
  Executive Officer         1997      263,972(5)       67,515       12,000       14,500

Michael J. Gilson           1999      104,658           4,349       12,000       10,330
 Senior Vice President      1998       99,075           4,027       12,000        9,750
 Commercial Division        1997       93,150           5,905       12,000        9,300

(1) The salary amount set forth include base salaries, directors' fees and employee contributions made to the account of the named executive officer pursuant to the Baylake Bank's 401(k) Plan.

(2) Consists of bonuses earned during the year indicated pursuant to Baylake Bank's Pay-for-Performance Program and prior bonus plans, which amounts were paid as soon as practicable in the following year. See "Board of Directors/Compensation Committee Report on Management Compensation -- Year-end Bonuses" below for more detailed information.

(3) Consists solely of non-qualified stock options granted to the named executive officer under Baylake's 1993 Stock Option Plan, as amended. These have been adjusted for the 3 for 2 stock dividend paid on May 15, 1998 and the 2 for 1 stock dividend paid on November 15, 1999.

(4) Consists of employer matching and other contributions made to the account of the named executive officer under Baylake Bank's 401(k) Plan.

(5) Includes annual compensation deferred at Mr. Herlache's election pursuant to the Thomas L. Herlache Deferred Compensation Plan, under which Mr. Herlache may defer a portion of his annual compensation in an amount equal to the greater of $20,500 or 15.6% of his base salary. Amounts deferred are held in a rabbi trust for the benefit of Mr. Herlache.

(6) Although the named individual received perquisites or other personal benefits in the years shown, in accordance with SEC regulations the value of these benefits is not shown because they did not in the aggregate exceed 10% of the individual's salary and bonus in any year.

         Mr. Herlache also has a Preferred Compensation Agreement with Baylake Bank under which Mr. Herlache is entitled to receive a minimum cash benefit of $20,000 per year (payable in monthly installments) upon his death, disability or retirement at age 65. Such payment will be made for a period of at least ten years. If Mr. Herlache decides to retire before age 65, he will be entitled to reduced annual benefits (with the reduction equal to 6.5% multiplied by the difference between his age at early retirement and age 65); however, Mr. Herlache will not be entitled to any such benefits upon retirement prior to age 60.

         Stock Options. The following tables set forth certain information concerning grants of options to purchase Baylake Common made to the named executive officer during 1999 and the number and value of options outstanding at the end of 1999 for the named executive officer.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                     Individual Grants(1)
                                                                                                          Potential Realizable
                                               Percent of                                                    Value at Assumed
                                              Total Options/                                               Annual Rates of Stock
                            Options/           SARs Granted       Exercise    Market Price                   Price Appreciation
                             SARs             to Employees        or Base       at Date       Expiration      For Option Term
         Name              Granted(#)         in Fiscal Year     Price($/sh)   of Grant          Date       5%($)        10%($)
         ----              ----------         --------------     -----------   --------          ----       -----        ------
Thomas L. Herlache            12,000                 9.5%           $15.25      $15.25          1/4/09     115,088       291,655
Michael J. Gilson             12,000                 9.5%           $15.25      $15.25          1/4/09     115,088       291,655

(1) Consists entirely of non-qualified stock option granted pursuant to Baylake's 1993 Stock Option Plan. All options granted after April 30, 1993 have and will have exercise prices equal to 100% of Baylake Common fair market value on the date of grant. The options granted to date become exercisable 20% per year, commencing one year from date of grant.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR-END OPTION/SAR VALUES(1)

                                                             Number of Unexercised         Value of Unexercised
                                                             Options/SARs at Fiscal     In-the-Money Options/SARs
                                                                  Year-End (#)          at Fiscal Year-End ($)(3)

                        Shares Acquired       Value
         Name           on Exercise (#)  Realized ($)(2)    Exercisable Unexercisable    Exercisable Unexercisable
         ----           ---------------  ---------------    ----------- -------------    ----------- -------------
Thomas L. Herlache           24,000         $335,008         12,000         30,000        245,441       243,091

Michael J. Gilson             5,000         $101,667         55,000         24,000        856,885       319,020

(1) Consists entirely of non-qualified stock options; no SARs have been granted or exercised.

(2) Market price at date of exercise of options, less option exercise price, times number of shares, equals value realized.

(3) Calculated assuming market price of Baylake Common at fiscal year-end of $25.00 per share.

Board of Directors/Compensation Committee Report on Management Compensation

         The Board of Directors determines the compensation of Baylake Bank's executive officers, based on the recommendations of the Personnel and Compensation Committee (the "Committee"). However, with respect to the compensation of Thomas L. Herlache, Baylake Bank's President and Chief Executive Officer, the Board of Directors determined his compensation based upon an independent evaluation by Executive Studies Group, comparing financial institutions of equivalent asset size. Criteria selected for salary comparisons included return on assets and net income growth and, in addition, return on equity results. Directors and committee members who are also executive officers of Baylake Bank do not participate in discussions concerning their compensation. The Board of Directors unanimously adopted the recommendations of the Committee without modifications.

         The Committee is comprised of six persons, including three outside directors, Thomas L. Herlache, Richard A. Braun, and Sharon Haines, Director of Human Resources. Ms. Haines is substantially responsible for initially formulating the recommended compensation levels of the salaried employees and executive officers. The Committee generally meets one time during the year to consider compensation levels and make recommendations to the Board. It works with the human resources department which gathers and provides useful information for the Committee's review.

         The general philosophy of the Committee is to offer employees fair and competitive compensation, based on the employee's individual contribution, experience and performance and on Baylake Bank's overall growth and performance. Baylake Bank's executive compensation policies are intended to attract and retain competent management with a balance of short- and long-term considerations and to provide incentives to individuals based upon the Bank's growth and earnings and the attainment of certain goals. The Board of Directors believes that this policy is critical to the long-term success and competitiveness of Baylake.

         In making its executive compensation recommendations for 1999, the Committee considered various factors, including the following: (i) the financial performance of Baylake Bank as a whole on both a short-term and long-term basis (including net income, an increase in deposits and loans, return on average shareholders' equity, and return on average assets); (ii) with respect to each individual executive officer, the financial performance of that area of Baylake Bank, if any, for which such executive is responsible, including whether or not that area of the Bank achieved its goals for 1999; (iii) the length of service of the executive and an evaluation of the executive's overall job performance;
(iv) the compensation levels of executive officers in similar positions with similar companies; and (v) other information (such as cost of living increases) and subjective factors which the Committee deems appropriate for a particular executive. The Committee subjectively analyzes these factors, and certain factors may weigh more heavily than others with regard to any individual executive officer.

         The main components of Baylake Bank's executive compensation program consist of base salary, a year-end bonus, and stock options, in addition to standard medical, life and disability benefits and a 401(k) profit sharing plan made available to all employees.

         Base Salary. The principal component of executive compensation is base salary. The Committee believes that base salary is most important in retaining highly qualified officers. Accordingly, it reviews compensation surveys and comparisons collected by the human resources department and seeks to recommend salaries at levels above those applicable to other financial institutions and businesses similarly situated on the basis of type, size and community, although the Committee and Human Resources department do not perform any mathematical calculations or statistical analyses to arrive at any percentile comparison. Salary surveys include both informal surveys conducted by the human resources department with the cooperation of nearby community financial institutions and businesses, and formal financial surveys conducted by independent banking consultants and banking associations.

         In recommending base salary levels for 1999, the Committee (and the Board, as to the salary of Mr. Herlache) considered such factors as growth in net income and earnings per share and return on average assets and average stockholders' equity. With respect to Mr. Herlache's salary in particular, the Board took into account the sustained top performance of Baylake under his leadership as well as Baylake's most recent annual performance. In view of these considerations, the Board and Committee determined that a salary increase for the executive officers ranging from 1.53% to 10.00% including a salary increase for Mr. Herlache of 5.94% would be appropriate.

         Year-End Bonuses. The Board of Directors, in conjunction with the Committee, implemented a year-end bonus program, called the "Pay-for-Performance Program," which commenced in 1993. The Pay-for-Performance Program offers incentives to executive officers and other eligible employees to earn bonuses directly dependent on the Bank's performance in numerous select areas and in various divisions. The bonus plans reflect the philosophy of the Board that a significant portion of executive compensation should be related to the financial performance of the Bank.

         The Pay-for-Performance Program is intended to motivate and reward management and other employees by linking bonuses to critical financial performance components of the Bank. Under the Program, key indicators have been identified which are considered by the Board to have an impact on the earnings of Baylake Bank. These indicators include the following: growth in net income. Certain quantitative goals were assigned to each of these indicators (ranging from goal 1 to goal 10), and each indicator was assigned a weighted value based on its perceived influence on earnings. The Board determined that achievement of the maximum goals (goal 10) across all indicators in 1999 should generate at least $1,980,000 in additional pre-tax income, and that the bonus pool should constitute 40% of additional net income attributable to the performance indicators (resulting in a maximum potential bonus pool of approximately $792,000 for 1999). However, it was agreed that no bonuses would be awarded unless Baylake's return on average stockholders' equity for 1999 was at least 15.00%.

         After determining the bonus pool, a calculation is made as to the size of the bonus pool set forth as a percentage of total salary expense, and each employee is eligible to receive a bonus equal to such percentage multiplied by their base salary.

         Based on actual results for 1999 among the various indicators which achieved prescribed goals, a bonus pool of approximately $266,800 was established. The goal level of at least 3 was achieved in components relating to net income. The bonus pool amounted to approximately 4.21% of total salaries. Executive officers of Baylake Bank received bonuses of 4.21% of their base salaries (as a result of qualitative criteria affecting the divisions for which they are responsible).

         In addition in 1999, a stretch bonus program was introduced allowing employees within each division to earn additional compensation based on achievement of divisional goals. Goals focused on loan quality and growth, deposit growth, sales goals, technological advances, and various support goals. For 1999, payouts ranged from 0% to 9%. The bonus payout amounted to 2.88% of total salaries and totaled $197,288. However, Mr. Herlache did not receive any pay for performance bonus. The payment of $98,000 or 45.80% of his base salary was based on recommendations for salary adjustment resulting from the study.

         Stock Options. In April 1993, the Board of Directors approved Baylake's 1993 Stock Option Plan (the "Option Plan"), which was later approved by the shareholders in June 1993. The Option Plan was established to provide a long-term incentive to the Bank's executive officers and other key employees, to increase the overall value of Baylake in future years. The Board seeks to further motivate management by granting them options to purchase shares of Baylake Common and thus offering them a greater stake in Baylake's future. The Board also views the Option Plan as a significant component of the Bank's overall compensation package and is a complement to base salary and bonus. The Option Plan also enables the Bank to compensate its officers without having to make any cash payments.

         A total of 400,000 shares of Baylake Common has been reserved for issuance upon exercise of options granted and to be granted under the Option Plan. Under an Amendment to the Plan dated and filed with the Securities and Exchange Commission, the number of shares reserved has been increased to 600,000.

As a result of the stock dividend of November 15, 1999, shares reserved total 1,200,000. Options to purchase an additional 60,000 shares were granted in January 2000 at an exercise price of $25.00 per share, which approximate the then current market value of the Baylake Common. To date, options to purchase up to 858,000 shares in aggregate have been granted to a total of eleven executive officers of the Bank. All options granted will have an exercise price equal to the market value of the Baylake Common at the date of grant. Option grants have been and will be made at or near the current market value so that any value is dependent upon an increase in the market value of the Baylake Common. The options vest over five years (20% per year), commencing one year after date of grant, and expire after 10 years if not exercised.

         The total number of options earned by Baylake Bank's executive officers in 1999 was generally based on the Bank's continued performance in 1999 as compared to 1998, and the number of options granted on an individual basis took into account the executive officer's relative cash compensation, experience, responsibilities and attribution to the Bank's past and future performance. In 2000, Mr. Herlache was granted options to purchase 6,000 shares of Baylake Common, while other divisional vice presidents were granted options to purchase 6,000 shares.

Members of the Salary and Compensation Committee:

         L. George Evenson, Sharon Haines (non-director), Thomas L. Herlache, Joseph Morgan, Richard A. Braun and Paul Jay Sturm


Compensation Committee Interlocks and Insider Participation

         As indicated above, Thomas L. Herlache, President and Chief Executive Officer of Baylake and Baylake Bank, and Sharon Haines, Director of Human Resources, serve as members of the Personnel and Compensation Committee. Mr. Herlache is a member of the Baylake Board of Directors, although he does not participate on decisions affecting his own compensation. Mr. Herlache is also a director of Alpine, Inc., the organization of which Marie Bertschinger, a director of Baylake, was assistant manager until 1992. Alpine, Inc. does not have a compensation committee, and Mr. Herlache has not participated in decisions regarding compensation for that company.

Certain Transactions with Management

         Baylake Bank has, and expects to continue to have, regular dealings with officers and directors of Baylake as well as their associates. Since January 1, 1999, several such persons have been indebted to Baylake Bank for loans made in the ordinary course of business. Loans to all such persons remain on substantially the same terms including interest rates and collateral, on those prevailing at the time for comparable transactions with other persons, are current with respect to payments, and do not involve more than the normal risk of collectability or present other unfavorable features.

Compliance with Section 16(a) of the Exchange Act

         Under Section 16(a) of the Exchange Act, Baylake's directors and executive officers, and any persons holding more than 10% of the outstanding Baylake Common are required to report their initial ownership of the Baylake Common and any subsequent changes to such ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established, and Baylake is required to disclose in this Proxy Statement/Prospectus any failure to file such reports by these dates during 1999.

Performance Graph

         The following graph shows the cumulative stockholder return on the Baylake Common over the last five fiscal years compared to the returns of Standard & Poors 500 Stock Index and the Nasdaq Bank Index, prepared for Nasdaq by the Center for Research in Securities Prices at the University of Chicago.

                              [PERFORMANCE GRAPH]
                            CUMULATIVE TOTAL RETURN

       Period Ended      Baylake Corp     NASDAQ       S&P 500
         12/31/94           100.00        100.00        100.00
         12/31/95            80.47        147.36        137.11
         12/31/96            83.67        190.05        168.22
         12/31/97            88.84        315.37        223.90
         12/31/98           146.06        283.33        287.35
         12/31/99           258.17        267.12        347.36


(1) Assumes $100 invested on December 31, 1994 in Baylake Corp. Common Stock compared to the same amount invested in other funds shown at the same time. Dividends are assumed to be reinvested.

                                     EXPERTS

         The Board of Directors intends to continue to use the accounting firm of Smith & Gesteland as independent auditors to audit the financial statements of Baylake for 2000. Representatives of Smith & Gesteland are expected to be present at the Baylake Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

         The standing Audit and Legal Committee has, on a continuing basis, considered the possibility of a conflict of interest arising as a result of Smith & Gesteland performing independent audit services and other non-audit services. In each case, it was determined that no conflict resulted and that the independence of the auditor was not compromised. Prior authorization was granted by the Committee in each case before any services were performed.

                     FINANCIAL STATEMENTS AND ANNUAL REPORT

         A copy of the 1999 Annual Report to shareholders is enclosed with your proxy materials. The consolidated statements of Baylake are contained in the 1999 Annual Report. However, such report and financial statements contained therein are not to be considered as part of this proxy statement.

Future Shareholder Proposals

         Shareholder proposals must be received by Baylake no later than December 30, 2000 in order to be considered at Baylake's 2001 Annual Meeting of Shareholders.

STURGEON BAY, WISCONSIN

DATE:  APRIL 30, 2000                                         BAYLAKE CORP.

                           [BAYLAKE CORP. LETTERHEAD]



                                      April 30, 2000


Dear Baylake Shareholder:

         You are invited to attend the Annual Meeting of Shareholders of Baylake Corp. to be held on Monday, June 5, 2000 at the Baylake Bank Conference Center, 222 North Third Avenue, Sturgeon Bay, Wisconsin. The Annual Meeting will begin at 7:30 p.m.

         At the Annual Meeting, you will be asked to elect three (3) directors in Class III, whose terms will expire in 2003 and to take up consideration of any other matters which may properly come before the meeting.

         To assure that your shares are represented in voting on these very important matters, please complete and return the accompanying Proxy card promptly in the enclosed envelope, whether or not you plan to attend the Annual Meeting. If you do attend, you may revoke your proxy and vote your shares in person at the Annual Meeting.

         THE ATTACHED REQUEST FORM SHOULD BE COMPLETED BY YOU ONLY IF YOU PLAN TO ATTEND THE MEETING. Upon receipt of the form, we will send you an Entrance Card which is to be presented to us when you attend the meeting. Please return the form by May 15th to allow us to make proper accommodations for those attending the meeting.

         If you have any questions or require assistance, please contact Stephen A. Kase at Baylake Bank at either 920-743-5551 or 800-267-3610.

--------------------------------------------------------------------------------

                           REQUEST FOR ENTRANCE CARD

         If you plan to attend the Annual Meeting, please complete and return in the Proxy envelope.

                  NAME:
                           ------------------------------------------

                  ADDRESS:
                           ------------------------------------------


                           ------------------------------------------

                           HOLDING COMPANY FOR BAYLAKE BANK

                                  BAYLAKE CORP.
             PROXY FOR ANNUAL MEETING OF SHAREHOLDERS - JUNE 5, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned appoints Thomas L. Herlache and L. George Evenson as Proxies, each with the power to appoint his and/or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Baylake Corp. held on record by the undersigned on April 21, 2000 at the Annual Meeting of shareholders to be held on June 5, 2000, or any adjournment thereof.

ELECTION OF DIRECTORS - NOMINEES FOR CLASS III OF THE BOARD OF DIRECTORS ARE:

        RONALD D. BERG          RICHARD A. BRAUN           RUTH NELSON

(Instruction: To withhold authority to vote for any individual nominee, strike a line through the name of the nominee in the list stated above.)

1.       ELECTION OF DIRECTORS:             Vote for all names above
                                                                                          ------------
                                            Vote for all above, except those crossed out
                                                                                          ------------
                                            Withhold vote for all names above
                                                                                          ------------

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING:

                              YES          NO
                                  ------      ------

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ABOVE BY THE UNDERSIGNED SHAREHOLDER(S). IF PROPERLY SIGNED, BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSALS NUMBER ONE AND TWO.

         PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. When shares are held by joint tenants, both should sign. When signing as attorney, personal representative, administrator, trustee, or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate name, by the President, other authorized officer, or by an authorized person.

Dated:                     , 2000.
       --------------------

------------------------------------    ----------------------------------------
Signature                               Signature, if jointly held

PLEASE MARK YOUR CHOICES FOR ELECTION OF DIRECTORS AND OTHER BUSINESS, THEN SIGN AND DATE THIS FORM. PLEASE RETURN THIS FORM PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE FOR YOUR CONVENIENCE.